United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 8, 2026

Date of Report (Date of earliest event reported)

Elite Express Holding Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42811	99-2516128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida De La Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

(949) 758-0650

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ETS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in the Current Report on Form 8-K filed by Elite Express Holding Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on March 11, 2026, the Company entered into Stock Purchase Agreements, dated March 10, 2026, with eight non-U.S. investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a private placement offering (the “Private Placement”) an aggregate of 32,000,000 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.000001 per share, at a purchase price of $0.25 per share, for aggregate gross proceeds of $8,000,000. On June 4, 2026, the Company completed the closing of the Private Placement. At the closing, the Company issued an aggregate of 32,000,000 Shares of its Class A Common Stock to the Purchasers for aggregate gross proceeds of $8,000,000.

The Shares were offered and sold in reliance upon the exemption from registration provided by Rule 903 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offering was conducted in offshore transactions, as defined in Rule 902(h) of Regulation S, to persons who represented that they were not “U.S. persons,” as defined in Rule 902(k) of Regulation S, and were not acquiring the Shares for the account or benefit of any U.S. person. The Company did not engage in any directed selling efforts, as defined in Rule 902(c) of Regulation S, in the United States in connection with the offering. The Shares are restricted securities as defined in Rule 144(a)(3) under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On June 8, 2026, the Board of Directors (the “Board”) of Elite Express Holding Inc. (the “Company”) appointed Ye Hua as the Company’s Chief Financial Officer, effective as of June 8, 2026. Ms. Hua will serve as the Company’s principal financial officer and principal accounting officer.

Ms. Hua has experience in tax compliance, tax research, financial reporting and data analysis. Since September 2025, Ms. Hua has served as a Tax Associate at RH CPAs, PLLC in Charlotte, North Carolina, where she prepares and reviews federal and state income tax returns, analyzes trial balances, financial statements and supporting documentation, and prepares federal and state tax filings. From October 2021 to June 2022, Ms. Hua served as a Tax Associate at RSM US LLP in Charlotte, North Carolina; from August 2019 to July 2020, she served as an AP Specialist at Jushi USA Fiberglass Co. LTD. Ms. Hua received a Master of Science in Accountancy from the University of North Carolina Wilmington in 2021 and a Bachelor of Science in Accounting from the University of North Carolina Charlotte in 2019. Ms. Hua has passed all sections of the CPA Exam.

There are no family relationships between Ms. Hua and any director or executive officer of the Company. Except as disclosed herein, there are no arrangements or understandings between Ms. Hua and any other person pursuant to which she was appointed as Chief Financial Officer of the Company. Ms. Hua does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement

In connection with Ms. Hua’s appointment, the Company entered into an Employment Agreement with Ms. Hua, dated June 8, 2026 (the “Employment Agreement”), pursuant to which Ms. Hua will serve as Chief Financial Officer and provide financial management and internal control services at an annual base salary of $60,000. Ms. Hua is also eligible to receive a discretionary annual cash bonus.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Indemnification Agreement

In connection with Ms. Hua’s appointment, the Company also entered into an Indemnification Agreement with Ms. Hua, dated June 8, 2026 (the “Indemnification Agreement”), pursuant to which the Company will indemnify Ms. Hua to the fullest extent permitted by applicable law, the Company’s certificate of incorporation, and the Company’s bylaws.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated June 8, 2026, by and between Elite Express Holding Inc. and Ye Hua.
10.2	Indemnification Agreement, dated June 8, 2026, by and between Elite Express Holding Inc. and Ye Hua.
104	Cover Page Interactive Data File embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026

Elite Express Holding Inc.

By:	/s/ Yidan Chen
Yidan Chen
Chief Executive Officer, President and Director